NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FTI Consulting, Inc.
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   October 27, 2011

CONMED Corporation Announces Third Quarter 2011 Financial Results

- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, October 27, 2011 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter of 2011.

Sales for the third quarter ended September 30, 2011 were $172.8 million compared to $172.2 million in the same quarter of 2010.  GAAP diluted earnings per share were $0.29 compared to $0.31 in the third quarter of 2010.  An income tax adjustment in the third quarter of 2010 caused GAAP EPS in that quarter to be higher by $0.04 than otherwise would have been achieved.  Non-GAAP diluted earnings per share for the third quarter 2011 equaled $0.33 compared to $0.34 in the third quarter of 2010, with the prior year’s Non-GAAP EPS also being positively impacted by the $0.04 per share tax adjustment.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the nine months ended September 30, 2011, sales were $539.5 million compared to $529.6 million in the first nine months of 2010.  GAAP diluted earnings per share were $0.90 for year-to-date September 2011 compared to $0.80 in the same period of 2010.  Non-GAAP diluted earnings per share were $1.05 for the 2011 nine-month period compared to $0.94 in 2010.  EPS for both the GAAP and non-GAAP nine-month periods in 2010 were higher than otherwise would have been the case due to the $0.04 per share tax adjustment.

“We are pleased that CONMED’s earnings for the third quarter of 2011 were at the top-end of our anticipated earnings forecast.  The gross margin percentage, as well as the operating margin percentage, both experienced growth over the third quarter of 2010, as we benefited from favorable product mix and foreign exchange.  While sales of surgical video capital products continued to be weak, higher margin single-use products continued to show strength, particularly in the arthroscopy and endosurgery product lines.  Sales of single-use products grew to 78.4% of total revenues compared to 76.7% in the third quarter last year,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

International sales in the third quarter of 2011 were $84.5 million, representing 48.9% of total sales, and $269.2 million for the nine-months ended September 30, 2011.  Favorable currency exchange rates in 2011 led to an increase in sales of $3.7 million compared to exchange rates in the third quarter of 2010, and $6.3 million for the nine-month period of 2011.

CONMED News Release Continued	Page 2 of 12	October 27, 2011

Cash provided from operating activities was more than four times higher than net income in the third quarter of 2011 and amounted to $36.5 million, or 21.1% of sales.  The cash was used to repurchase 669,000 shares of the Company’s common stock, repay debt and increase the Company’s cash balance.  For the first nine-months of 2011, cash from operating activities amounted to $76.7 million, or 14.2% of sales.  Free cash flow for the first nine months of 2011 was $64.0 million compared to $33.4 million in the first nine months of 2010 (free cash flow is a non-GAAP financial measurement – see attached calculation).

Outlook

Mr. Corasanti added, “We expect that the fourth quarter of 2011 will produce stronger sales than seen in the recently completed third quarter due to normal sequential seasonal variations.  Therefore, we estimate sales in the December 2011 quarter to be $183 – $187 million, with non-GAAP diluted earnings per share of $0.37 - $0.42.  For the full-year of 2011, we are tightening our previously communicated non-GAAP diluted earnings per share guidance, which had been $1.40 - $1.50, now updated to $1.42 - $1.47.  However, with the continuing unfavorable global operating conditions negatively impacting certain capital equipment sales in the first nine months of the year, and with no indications of a substantial reversing of these conditions in the near-term, as well as less favorable FX conditions, we now anticipate full-year 2011 sales will approximate $722 - $727 million, versus the previous guidance of $735 - $740 million.”

“As we look forward to 2012, we are encouraged by the potential for meaningful top-line contributions from a number of our newer single-use products, including Altrus and Sequent.  However, we remain cautious in our expectations of how lingering global adverse economic conditions may continue to impact our capital products.  Accordingly, we currently anticipate that sales in 2012 will approximate $745 - $755 million, with the single-use devices growing 4-5% and with the capital product sales in-line with those in 2011.  At this sales level, and with improving margins due to sales mix weighted toward single-use products and continued cost control initiatives, we anticipate 2012 non-GAAP diluted earnings per share to approximate $1.60 - $1.70, an increase of approximately 15% over 2011,” noted Mr. Corasanti.

The sales and earnings forecasts have been developed using October 2011 currency exchange rates and take into account the currency hedges entered into by the Company.  We estimate that 70% of the currency exposure is hedged for the remainder of 2011 and approximately 50% of the exposure for 2012.

The non-GAAP estimates for the year and the fourth quarter exclude the additional non-cash interest expense required by Financial Accounting Standards Board (“FASB”) guidance, and all of the manufacturing restructuring costs expected to be incurred in 2011 and 2012.

Restructuring costs

During the first nine months of 2011, the Company continued the consolidation of certain administrative functions and the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $0.8 million in the third quarter of 2011 and $3.4 million for the nine months ended September 30, 2011.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects restructuring charges for all of 2011 to approximate $4.0 - $5.0 million; these costs are excluded from non-GAAP earnings estimates.  For 2012 the Company presently anticipates incurring restructuring costs of $2.0 - $3.0 million on the projects currently in process.

Convertible note interest expense

As previously disclosed, and in accordance with guidance issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the third quarters of 2011 and 2010, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million in each quarter.  For the first nine-months of 2011 and 2010, such charges amounted to $3.3 million and $3.2 million, respectively.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

CONMED News Release Continued	Page 3 of 12	October 27, 2011

Use of non-GAAP financial measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its third quarter 2011 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, October 27, 2011.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through November 5, 2011.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	October 27, 2011

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Net sales	$172,195	$172,814	$529,646	$539,500

Cost of sales	82,953	80,677	253,367	258,452
Cost of sales, other - Note A	259	826	1,818	2,566

Gross profit	88,983	91,311	274,461	278,482

Selling and administrative	66,091	68,350	208,137	206,290
Research and development	7,399	7,021	21,522	21,499
Other expense – Note B	291	-	1,261	792
	73,781	75,371	230,920	228,581

Income from operations	15,202	15,940	43,541	49,901

Loss on early extinguishment
of debt	-	-	79	-

Amortization of debt discount	1,059	1,131	3,167	3,338

Interest expense	1,749	1,670	5,269	5,182

Income before income taxes	12,394	13,139	35,026	41,381

Provision for income taxes	3,636	4,928	11,643	15,495

Net income	$8,758	$8,211	$23,383	$25,886

Per share data:
Net income
Basic	$0.31	$0.29	$0.81	$0.91
Diluted	0.31	0.29	0.80	0.90

Weighted average common shares
Basic	28,425	28,348	28,896	28,355
Diluted	28,521	28,546	29,073	28,734

Note A –  Included in cost of sales, other in the three and nine months ended September 30, 2010 is $0.3 million and $1.8 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico. Included in cost of sales, other in the three and nine months ended September 30, 2011 is $0.8 million and $2.6 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense in the three and nine months ended September 30, 2010 is $0.3 million and $1.3 million, respectively, related to the consolidation of various administrative functions in our CONMED Linvatec division. Included in other expense in the nine months ended September 30, 2011 is $0.8 million related to consolidating certain administrative functions at our Utica, New York facility.

CONMED News Release Continued	Page 5 of 12	October 27, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	September 30,
	2010	2011
Current assets:
Cash and cash equivalents	$12,417	$39,883
Accounts receivable, net	145,350	130,881
Inventories	172,796	174,795
Deferred income taxes	8,476	8,719
Other current assets	11,153	15,833
Total current assets	350,192	370,111

Property, plant and equipment, net	140,895	139,585
Deferred income taxes	2,009	2,260
Goodwill	295,068	295,009
Other intangible assets, net	190,091	185,353
Other assets	7,518	6,874
Total assets	$985,773	$999,192

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$110,433	$166,383
Other current liabilities	69,433	66,221
Total current liabilities	179,866	232,604

Long-term debt	85,182	9,119
Deferred income taxes	106,046	120,545
Other long-term liabilities	28,116	27,170
Total liabilities	399,210	389,438

Shareholders' equity:
Capital accounts	248,404	242,663
Retained earnings	354,020	379,575
Accumulated other comprehensive loss	(15,861)	(12,484)
Total equity	586,563	609,754

Total liabilities and shareholders' equity	$985,773	$999,192

CONMED News Release Continued	Page 6 of 12	October 27, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2010	2011
Cash flows from operating activities:
Net income	$23,383	$25,886
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	31,094	31,802
Stock-based compensation expense	3,264	3,714
Deferred income taxes	10,636	11,961
Loss on early extinguishment of debt	79	-
Sale of accounts receivable to (collections for) purchaser (accounting change in 2010)	(29,000)	-
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	13,600	14,745
Inventories	(28,198)	(10,768)
Accounts payable	(301)	2,285
Income taxes payable	(579)	829
Accrued compensation and benefits	599	(2,507)
Other assets	(597)	(2,897)
Other liabilities	(8,690)	1,659
Net cash provided by operating activities	15,290	76,709

Cash flow from investing activities:
Purchases of property, plant, and equipment	(10,855)	(12,672)
Payments related to business acquisitions	(5,226)	(72)
Net cash used in investing activities	(16,081)	(12,744)

Cash flow from financing activities:
Payments on debt	(4,349)	(23,451)
Proceeds of debt	7,000	-
Proceeds from secured borrowings, net	24,000	-
Repurchase of treasury stock	(22,977)	(15,021)
Net proceeds from common stock issued under employee plans	952	5,759
Other, net	2,418	(3,148)
Net cash provided by (used in) financing activities	7,044	(35,861)

Effect of exchange rate change
on cash and cash equivalents	173	(638)

Net increase in cash and cash equivalents	6,426	27,466

Cash and cash equivalents at beginning of period	10,098	12,417

Cash and cash equivalents at end of period	$16,524	$39,883

CONMED News Release Continued	Page 7 of 12	October 27, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (in thousands except per share amounts)
(unaudited)

	Three months ended
	September 30,
	2010	2011

Reported net income	$8,758	$8,211

New plant / facility consolidation costs included in cost of sales	259	826

Administration consolidation costs included in other expense	291	-

Amortization of debt discount	1,059	1,131

Unusual expense before income taxes	1,609	1,957

Provision (benefit) for income taxes on unusual expense	(589)	(715)

Net income before unusual items and amortization of debt discount	$9,778	$9,453

Per share data:

Reported net income
Basic	$0.31	$0.29
Diluted	0.31	0.29

Net income before unusual items and amortization of debt discount
Basic	$0.34	$0.33
Diluted	0.34	0.33

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of non-GAAP financial measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 8 of 12	October 27, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (in thousands except per share amounts)
(unaudited)

	Nine months ended
	September 30,
	2010	2011

Reported net income	$23,383	$25,886

New plant / facility consolidation costs included in cost of sales	1,818	2,566

Administration consolidation costs included in other expense	1,261	792

Loss on early extinguishment of debt	79	-

Amortization of debt discount	3,167	3,338

Unusual expense before income taxes	6,325	6,696

Provision (benefit) for income taxes on unusual expense	(2,307)	(2,442)

Net income before unusual items and amortization of debt discount	$27,401	$30,140

Per share data:

Reported net income
Basic	$0.81	$0.91
Diluted	0.80	0.90

Net income before unusual items and amortization of debt discount
Basic	$0.95	$1.06
Diluted	0.94	1.05

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of non-GAAP financial measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 12	October 27, 2011

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Nine Months Ended September 30, 2010 and 2011
(in thousands)
(unaudited)

	2010	2011

Reported cash flows from operating activities	$15,290	$76,709

Sale of accounts receivable to (collections for) purchaser
accounting change and termination of facility	29,000	-

Adjusted cash flows from operating activities	$44,290	$76,709

Reported cash flows provided by (used in) financing activities	$7,044	$(35,861)

Proceeds of secured borrowings, net	(24,000)	-

Adjusted cash flows provided by (used in) financing activities	$(16,956)	$(35,861)

CONMED CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
 (in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Reported income from operations	$15,202	$15,940	$43,541	$49,901

New plant/facility consolidation
costs included in cost of sales	259	826	1,818	2,566

Administrative consolidation
costs included in other expense	291	-	1,261	792

Adjusted income from operations	$15,752	$16,766	$46,620	$53,259

Operating margin
Reported (GAAP)	8.8%	9.2%	8.2%	9.2%

Adjusted (non-GAAP)	9.1%	9.7%	8.8%	9.9%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods.  Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of non-GAAP financial measures” above.

CONMED News Release Continued	Page 10 of 12	October 27, 2011

CONMED CORPORATION
RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,

	2010	2011

Reported cash flows from operating activities	$15,290	$76,709

Sale of accounts receivable to (collections for) purchaser
accounting change and termination of facility	29,000	-

Purchases of property, plant, and equipment	(10,855)	(12,672)

Free cash flows	$33,435	$64,037

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods.  Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of non-GAAP financial measures” above.

CONMED News Release Continued	Page 11 of 12	October 27, 2011

CONMED CORPORATION
Third Quarter Sales Summary
(unaudited)

	Three Months Ended September 30,

				Constant
				Currency
	2010	2011	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$49.8	$54.4	9.2%	6.0%
Capital	18.4	15.0	-18.5%	-20.7%
	68.2	69.4	1.8%	-1.2%

Powered Surgical Instruments
Single-use	18.6	18.7	0.5%	-3.2%
Capital	16.0	16.1	0.6%	-1.3%
	34.6	34.8	0.6%	-2.3%

Electrosurgery
Single-use	18.1	17.1	-5.5%	-6.1%
Capital	5.7	6.2	8.8%	7.0%
	23.8	23.3	-2.1%	-2.9%

Endoscopic Technologies
Single-use	12.5	12.3	-1.6%	-3.2%
Endosurgery
Single-use and reposable	16.8	17.7	5.4%	4.2%
Patient Care
Single-use	16.3	15.3	-6.1%	-6.1%

Total
Single-use and reposable	132.1	135.5	2.6%	0.5%
Capital	40.1	37.3	-7.0%	-9.0%
	$172.2	$172.8	0.3%	-1.7%

CONMED News Release Continued	Page 12 of 12	October 27, 2011

CONMED CORPORATION
Nine-Month Sales Summary
(unaudited)

	Nine Months Ended September 30,

				Constant
				Currency
	2010	2011	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$159.1	$169.6	6.6%	4.9%
Capital	56.2	45.9	-18.3%	-19.3%
	215.3	215.5	0.1%	-1.4%

Powered Surgical Instruments
Single-use	57.9	58.8	1.6%	-0.3%
Capital	47.5	52.3	10.1%	8.7%
	105.4	111.1	5.4%	3.7%

Electrosurgery
Single-use	53.3	51.9	-2.6%	-3.6%
Capital	17.5	21.0	20.0%	20.1%
	70.8	72.9	3.0%	2.3%

Endoscopic Technologies
Single-use	36.2	36.7	1.4%	0.6%
Endosurgery
Single-use and reposable	51.0	54.7	7.3%	6.7%
Patient Care
Single-use	50.9	48.6	-4.5%	-4.7%

Total
Single-use and reposable	408.4	420.3	2.9%	1.7%
Capital	121.2	119.2	-1.7%	-2.7%
	$529.6	$539.5	1.9%	0.7%